Exhibit 3.183

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:41 AM 11/21/2013
FILED 09:38 AM 11/21/2013
SRV 131333623 - 5436234 FILE

CERTIFICATE OF FORMATION

OF

Ice Bear SPV #1, LLC

(A Delaware Limited Liability Company)

First:                 The name of the limited liability company is:

Ice Bear SPV #1, LLC

Second:                   Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

IN WITNESS WHEREOF, I Richard H. Bell, being fully authorized to execute and file this document have signed below and executed this Certificate of Formation on this November 21, 2013.

/s/ Richard H. Bell
Harvard Business Services, Inc.
By: Richard H. Bell, Organizer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:07 AM 04/23/2015
FILED 11:02 AM 04/23/2015
SRV 150553462 - 5436234 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:

Ice Bear SPV #1, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is: NRG SPV #1 LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23 day of April, A.D. 2015 .

By:	/s/ Lynne P. Wittkamp
Authorized Person(s)

Name:	Lynne P. Wittkamp
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State of Delaware
Secretary of State
Division of Corporations
Delivered 04:39 PM 04/23/2015
FILED 04:25 PM 04/23/2015
SRV 150557583 - 5436234 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.                                      The name of the limited liability company is

NRG SPV #1 LLC

2.                                      The Registered Office of the limited liability company in the State of Delaware is changed to 1209 Orange Street (street), in the City of Wilmington, Zip Code 08901. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Trust Center.

By:	/s/ Lynne P. Wittkamp
Authorized Person

Name:	Lynne P. Wittkamp
Print or Type